BLDG. B

                                      LEASE

This lease is made and entered into this 19th day of September, 1996, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company, with its principal office located at 1909 Fox Drive, Champaign, Illinois, 61820 (hereinafter referred to as "Lessor") and CSC INTERLICOM, INC., a Delaware corporation, with its offices at Suite 1000, 6707 Democracy Boulevard, Bethesda, Maryland, 20817 (hereinafter referred to as "Lessee").

                                   SECTION ONE
                       DEMISE AND DESCRIPTION OF PREMISES

Lessor leases to Lessee and Lessee leases from Lessor that certain office space which is herein referred to as the "demised premises," consisting of approximately Twenty Thousand Four Hundred (20,400) square feet, located at 2102 Fox Drive, Champaign, Illinois, the area, location, specifications, floor plan and description of which are more particularly indicated and described on Exhibit A attached hereto and incorporated by reference herein, together with all improvements located thereon. The demised premises are a portion of the Devonshire Corporate Centre II office complex, herein referred to as the "commercial center," containing other office space, a parking area and common facilities for the use and benefit of all tenants of such commercial center. The parking area and common facilities for the building in which the demised premises are located are shown on Exhibit B attached hereto and incorporated by reference herein. It is understood that no representations or warranties are made with respect to location of other office space as shown in the attached exhibits or areas adjoining thereto or with respect to the time that such other office space will be erected and occupied.

The term "common facilities" as used herein shall be construed to include those facilities within the commercial center which are for the nonexclusive use of Lessee in common with other authorized users, and shall include, but not be limited to, sidewalks, parking areas, planted areas, open means of ingress and egress and any signage advertising the common name given to the commercial center.

                                   SECTION TWO
                          CONSTRUCTION OF IMPROVEMENTS

A. Lessor's Obligation. Lessor shall construct, at its sole expense, all of the commercial center as shown on Exhibit A and the demised premises for Lessee's use and occupancy as shown on said Exhibit A, such demised premises to be constructed in accordance with plans and specifications to be prepared by Lessor, at Lessor's sole expense, and approved by Lessee.

B. Commencement of Construction. Lessor will commence the construction of such demised premises as soon as is reasonably possible after the plans and specifications therefor have been completed and will diligently prosecute such construction to completion.

     Additions or changes to the previously agreed upon specifications or floor plan further detailed on exhibit A shall be paid for by Lessee at their usual and customary value, and any change or addition shall be reduced to writing and signed in duplicate by both parties. Such change orders shall be in a form substantially similar to the attached Exhibit C. The parties acknowledge and agree the specifications attached hereto as part of Exhibit A include a change order in the amount of Forty-nine Thousand Seven Hundred Dollars ($49,700.00) which sum shall be paid in full by Lessee, in addition to any other payments required of Lessee hereunder, upon the commencement date of this Lease as said date is determined in accordance with Section Five of this Lease.

C. Construction Delays and Work Stoppages. No delay in the completion of the construction herein required of Lessor, caused by Government regulations, inability to procure labor or materials, strikes, acts of God, or other causes similar or dissimilar beyond the control of Lessor shall be a basis of a claim of lack of diligence on the part of Lessor.

                                  SECTION THREE
                       PARKING AREA AND COMMON FACILITIES

A. Maintenance. Lessor, throughout the term of this Lease, shall maintain and keep the parking area and common facilities of the commercial center in good order, condition and repair including adequate lighting, painting, snow removal, drainage, supervision and the like and all costs and expenses incurred in connection therewith, including, but not limited to, real estate taxes, special assessments, repairs, garbage storage and garbage removal expenses, and public liability and property insurance shall be paid by Lessor when due subject, however, to reimbursement therefor by Lessee pursuant to Section Four (B) herein below.

B. Use. Lessee and all those having business with it will, in common with the other tenants and their customers and others having business with them, have the right to use and enjoy the parking area and common facilities for their intended purposes, except that no trucks belonging to Lessee, to suppliers of Lessee, or to delivery agents of Lessee shall be allowed to park in the parking area for more than one (1) hour at any time without having first obtained Lessor's prior written consent not to be unreasonably withheld.

C. Parking Facilities. The parking areas are shown on Exhibit A-1 which is attached hereto. No charges will be made for parking. Lessor reserves the right to rearrange or reallocate the parking and common facilities so long as the number of parking spaces shown on Exhibit A-1 is not reduced by more than one percent (1%).

D. Governing Regulations. Lessee will comply and cause its employees, agents and invitees to comply with all rules and regulations adopted by Lessor in connection with the use of the parking area and common facilities, and with all supplements thereto and amendments thereof which Lessor may hereafter adopt. All such rules and regulations shall pertain to the safety, care, use and cleanliness of the parking area and common facilities and the preservation of good order therein and thereon. No rules or regulations now in effect or hereafter adopted shall unreasonably interfere with Lessee's use and enjoyment of the demised premises. All rules and regulations and supplements thereto and amendments thereof which Lessor may adopt shall be in writing, and a copy thereof shall be delivered to Lessee.

E. Violation of Regulations. If Lessee shall fail within seventy-two hours after receipt of written notice of any material violation by Lessee or its employees or agents of any such rules or regulations to cure such violation such failure shall constitute a default under this Lease.

                                  SECTION FOUR
                           RENTAL AND RELATED CHARGES

A. Base Rent. Lessee shall pay Lessor as a fixed annual base rental for each year during the term of this Lease at 1909 Fox Drive, Champaign, Illinois 61820, or at such place as Lessor may from time to time designate, the total sum of Two Hundred Fifteen Thousand Two Hundred Twenty Dollars ($215,200.00) payable in twelve (12) equal monthly installments of Seventeen Thousand Nine Hundred Thirty-five Dollars ($17,935.00) on the first day of each month during each year of this Lease. Notwithstanding, the foregoing the first month's rent shall be paid by Lessee upon execution of this Lease by Lessee.

     The parties acknowledge and agree the base rental amount provided for herein is based upon the specifications and floor plan further detailed on Exhibit A. In the event the specifications or floor plan should be modified, the parties acknowledge an equitable adjustment shall be made to the subject base rental amount.

B. Additional Rent. Lessee shall pay Lessor for its pro rata share of maintenance charges, insurance charges, real estate taxes and all other expenses in connection with the parking area and common facilities as set forth hereinabove at Section Three (A) and late charges in accordance with the terms of this Lease on or before the first business day of each and every month of this Lease.

C. Monthly Real Estate Tax and Expense Charges. Lessee shall pay Lessor real estate tax and expense charges, which in the first year of this Lease have been estimated to be Nineteen Thousand Three Hundred Eighty Dollars ($19,380.00), payable in twelve (12) equal monthly installments of One Thousand Six Hundred Fifteen Dollars ($1,615.00) simultaneously with the payment of the base rent so that the aggregate payments due hereunder from Lessee shall equal Nineteen Thousand Five Hundred Fifty Dollars ($19,550.00) per month for the first year. The amount paid by Lessee for taxes, maintenance and insurance shall be reconciled annually in accordance with the provisions of this Section Four (C).

     As soon as reasonably feasible after the expiration of each lease year, but in any event no later than ninety (90) days after said expiration date, during the term of this Lease, including extensions thereof, Lessor will furnish to Lessee a statement showing (i) the maintenance charges, real estate taxes and expenses for the year, and (ii) the amount of additional rent paid, due or owed by Lessor. If the actual amount due from Lessor is more than that paid, Lessee shall promptly pay the difference within thirty
     (30) days; if said amount is less, Lessor shall pay the overage to Lessee within thirty (30) days.

                                  SECTION FIVE
                                      TERM

The term of this Lease shall be for a period of approximately eighty-one (81) months and shall commence upon the date Lessor notifies Lessee that the demised premises is ready for occupancy. Notwithstanding anything contained herein to the contrary, it is the intent of Lessor and Lessee that this Lease terminate on the same date as the termination date of that certain Lease dated January 29, 1996, by and between Lessor and Lessee concerning the real estate commonly known as 2109 Fox Drive, Champaign, Illinois (hereinafter referred to as the "2109 Fox Drive Lease"). The termination date of the 2109 Fox Drive Lease is seven (7) years from the date the improvements currently being constructed upon the 2109 Fox Drive real estate are ready for occupancy which is currently anticipated to be September 20, 1996. The demised premises shall be ready for occupancy when all work of construction has been substantially completed as determined by the architectural firm of Russell A. Dankert & Associates, Champaign, Illinois. The parties acknowledge that the anticipated date of commencement for this Lease shall be December 15, 1996, although the actual commencement date shall be determined as stated herein.

The commencement date of the term of this Lease is _______________________, 1996.

LESSOR:                             LESSEE:



By:_____________________________    By:__________________________________


Upon actual commencement of the lease term Lessee shall pay base rent and additional rent for any days of occupancy which are less than a full month, on a per diem basis, using the base rent and additional rent stated in Section Four to determine the amount due to Lessor. In the event Lessee shall have faithfully performed all covenants of this Lease and Lessee has exercised Lessee's right to renew the 2109 Fox Drive Lease for an additional three (30) year term, Lessor hereby grants Lessee the right and option to renew this Lease for thirty-six
(36) months, it being the intention of Lessor and Lessee that the renewal term under this Lease terminate on the same date as the renewal term under the 2109 Fox Drive Lease. In the event Lessee desires to renew and extend this Lease it shall give Lessor written notice, at least one hundred eight (180) days prior to the expiration of the initial term, of its intent to renew and extend; provided, however, that the following terms and conditions shall be applicable to the additional term.

A. The provisions of this Lease during said extension period shall be the same as provided in this Lease.

                                   SECTION SIX
                                    [Deleted]


                                  SECTION SEVEN
                      OCCUPANCY AND ACCEPTANCE OF PREMISES

By entering into and occupying the demised premises Lessee shall be deemed to acknowledge that the demised premises is in good order and repair, subject to latent defects, and to punch list items agreed upon by Lessor and Lessee in writing, and that the demised premises has been constructed substantially in accordance with the plans and specifications therefor. LESSOR DISCLAIMS ANY WARRANTIES OF HABITABILITY OR FITNESS FOR A PARTICULAR USE OTHER THAN THAT STATED IN SECTION EIGHT WITH RESPECT TO THE DEMISED PREMISES.

                                  SECTION EIGHT
                                 USE OF PREMISES

A. Purposes. Lessee shall use the demised premises for the purpose of conducting thereon and therefrom a computer consulting business, a computer support business and a data center, and no part of the demised premises shall be used for any other purpose without the prior written consent of Lessor.

B. Corporate Name. The name of Lessee's corporation will be CSC Interlicom, Inc. Lessee will be solely responsible for any costs of changing the name as it is featured in any signs of the commercial center.

C. No Retail Sales. Lessee shall not conduct any retail sales at the demised premises.

D. Public Auctions. No sale at auction by Lessee or others shall be made in or from the demised premises.

E. Maintenance of Premises. Lessee shall at all times maintain the demised premises in a clean, neat and orderly condition.

F. Compliance with Insurance Coverage. Lessee shall not use the demised premises or any part thereof, or permit any part of the demised premises to be used in any manner other than that stated in Section Eight, or permit any act whatsoever to be done on the demised premises, in a manner that will violate or make void or inoperative any policy of insurance held by Lessor or Lessee.

G. Storage of Inflammable Materials. Lessee shall not keep or permit to be kept at, in or about the demised premises any gasoline, distillate or other petroleum product, or any other substance or material of an explosive or inflammable nature, in such quantities as may endanger any part of the demised premises without the written consent of all insurance companies carrying fire or rent insurance on all of the commercial center or any part thereof, or do any act or engage in any conduct which shall cause an increase in the first insurance rates covering the commercial center over those charges for uses of the type and character permitted to Lessee under this Lease.

H. Use Impairing Structural Strength or Electrical Capabilities. Lessee shall not permit the demised premises or any part thereof to be used in any manner that will impair the structural strength thereof or permit the installation of any machinery or apparatus the weight or vibration of which may tend to injure or impair the foundations or structural strength thereof. Lessee shall not permit the installation of any computer or electrical machinery or equipment which is beyond the electrical capabilities of the building as completed according to final construction specifications and drawings.

I. Garbage Disposal. Lessee shall not burn or incinerate any rubbish, garbage or debris at, in or about the demised premises, and shall cause all containers, rubbish, garbage and debris accumulated therein to be stored within the dumpsters provided by Lessor in the commercial center.

J. Public Regulations. In the conduct of its business in and about the demised premises Lessee shall observe and comply with all laws, ordinances, and regulations of public authorities.

                                  SECTION NINE
                    INSTALLATION AND MAINTENANCE OF FIXTURES

Lessee shall first obtain the written consent of Lessor prior to Lessee's installation of any trade fixtures, lighting fixtures, floor covering, wall covering or furnishings which are of a lesser grade or quality than that presently installed in the demised premises. Any trade fixtures, lighting fixtures, floor covering, or wall covering or furnishings which Lessee does install shall be of first quality commensurate in appearance and in keeping with the demised premises. Lessee, throughout the term of this Lease, shall maintain the same in good order, condition and repair at its own expense and any cost to repair damage caused by the installation or removal of same shall be at Lessee's sole expense.

                                   SECTION TEN
                      SIGNS, EXTERIOR LIGHTING AND FIXTURES

Lessee may only install and maintain such signs at the demised premises as have been approved in writing by the Lessor. Lessee may not install signs in its windows or doors which are visible from the exterior of the demised premises nor may Lessee maintain more than one (1) exterior sign at the commercial center, provided, however, Lessee may stencil its corporate name on one (1) exterior door to the demised premises so long as (i) the stencil is in white lettering; and (ii) the design of the signage has been pre-approved in writing by Lessor. Any such signs erected or placed in or on the demised premises by Lessee may not, without Lessor's prior written consent, be removed by Lessee at the expiration of the lease. In the event Lessor approves Lessee's removal of said sign, all damage caused by the erection, maintenance and removal of any and all such signs shall be fully repaired at the expense of Lessee.

Lessee acknowledges that the demised premises are part of an integrated and uniform commercial center and that control of all exterior signs by Lessor is essential in order to maintain uniformity and aesthetic values in the commercial center.

Lessor shall select and install the interior window blinds to be used by Lessee at the demised premises.

Lessee shall not install any lighting, plumbing facilities, shades, awnings or similar devices or use any advertising medium which may be heard of experienced outside of the demised premises such as loudspeakers, phonographs or radio broadcasts without the Lessor's prior written consent. In no event shall Lessee use any portion of the common facilities for Lessee's exclusive use without the express prior written consent of Lessor.

                                 SECTION ELEVEN
                       ALTERATIONS, CHANGES AND ADDITIONS

No material changes, alterations or additions shall be made by Lessee to the demised premises without the prior written consent of Lessor, which consent will not be unreasonably withheld, conditioned or delayed, and any such change, alteration or addition to or on the demised premises made with the aforesaid written consent of Lessor shall remain for the benefit of and become the property of Lessor, unless otherwise expressly provided in the written consent.

                                 SECTION TWELVE
            DEFECTS; DEFECTIVE CONDITION, WIND; ACTS OF THIRD PERSONS

A. Lessor's Liability. Unless Lessor shall have acted in an intentional or negligent manner, Lessor shall not be liable to Lessee for any damage or injury to Lessee or Lessee's property, occasioned by any defect of plumbing, heating, air cooling, air conditioning equipment and ducts, electrical wiring or insulation thereof, gas pipes, or steam pipes, or from broken steps, or from the backing-up of any sewer pipe, or from the bursting, leaking, or running of any tank, tub, washstand, toilet, or waste pipe, drain, or any other pipe or tank in, on, or about the demised premises, or from the escape of steam or hot water from any boiler or radiator, or for any such damage or injury occasioned by water being on or coming through the roof, stairs, walks, doors or any other place on or near the demised premises, or for any such damage or injury done or occasioned by the falling of any fixture, plaster, or stucco, or for any such damage or injury caused by wind or by the act, omission, or negligence of co-tenants or of other persons, occupants of the same building or of adjacent buildings or contiguous property.

B. Waiver of Claim Against Lessor. All claims against Lessor for any damage or injury as provided in paragraph A of this section are hereby expressly waived by Lessee.

C. Waiver of Right of Recovery. Lessor and Lessee hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the demised premises suffered by or caused by any of the perils covered by the insurance provided for in Section Seventeen (C) and
     (D) of this Lease, notwithstanding the fact that such peril shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible.

                                SECTION THIRTEEN
                   CASUALTY DAMAGE; REPAIR; ABATEMENT OF RENT

A. Use of Partially Damaged Premises. In the event of partial damage or destruction of the demised premises Lessee shall continue to utilize the premises for the operation of its business to the extent that it may be practicable to do so.

B. Right to Terminate on Destruction of Premises Where Damage Exceeds One-half of Reconstruction Cost. Either party hereto shall have the right to terminate this Lease if, during the last nine (9) months of the term hereof, the demised premises are damaged to an extent exceeding one-half of the reconstruction cost of such restored building as a whole; provided that, in such an event, such termination of this Lease shall be effected by written notice to that effect to the other party delivered within thirty
     (30) days of the happening of such casualty causing the damage.

C. Repairs by Lessor. If the demised premises shall, either prior to the beginning of or during the term hereof, be damaged or destroyed by fire or by any other cause whatsoever beyond Lessee's control, Lessor, except as hereinafter otherwise provided, shall immediately on receipt of insurance proceeds paid in connection with such casualty insurance, but in no event later than ninety (90) days after such damage has occurred, proceed to repair or rebuild same, including any additions or improvements made by Lessor or by Lessee with Lessor's consent, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes whether similar or dissimilar, beyond the control of Lessor. Materials used in repair shall be nearly like original materials as may be reasonably procured in regular channels of supply. Notwithstanding the foregoing, all said repairs must be substantially completed within two hundred seven (270) days from the date of casualty or Lessee has the right to terminate this Lease. Lessee's right to terminate this Lease shall be exercised in writing on or before the two hundred seventy-fifth (275th) day from the date of casualty or it shall automatically be deemed to be waived.

     Whenever a strike, act of God or cause, beyond the power of the party affected to control, causes delay, the period of such delay so caused shall be added to the period limited in this Lease for the completion of such work, reconstruction or replacement.

D. Reduction of Rent During Repairs. In the event Lessee continues to conduct its business during the making of repairs, the fixed minimum monthly rental will be equitably reduced in the proportion that the unusable part of the demised premises bears to the whole thereof but no change shall be made in the method of computing the additional rental and additional charges due from Lessee under the terms of this Lease.

     No rent shall be payable while the demised premises are thirty percent (30%) or more untenantable pending the repair of casualty damage.

E. Repair or Replacement of Fixtures. Lessee shall be responsible for the replacement or repairs of its own fixtures in the demised premises which may be damaged or destroyed by fire or any other cause whatsoever.

                                SECTION FOURTEEN
                                REPAIRS GENERALLY

A. By Lessor. Lessor, throughout the term of this Lease, shall maintain and keep the exterior and structural parts of the building of the demised premises in good repair at Lessor's initial sole expense subject, however, to Lessee's reimbursement as is provided hereinabove in Section Four (B).

B. By Lessee. Lessee shall, at its own expense, keep and maintain the non-structural interior of the demised premises in a clean and sightly condition during the entire term of this Lease, and shall specifically be responsible for the maintenance, repair and/or replacement of all building components. Notwithstanding the foregoing, the parties agree Lessee shall have no obligation to replace any mechanical systems, plumbing, electrical, roof of structural components. Lessee's maintenance obligation shall include the cost of bi-annual inspections and service, including all preventative maintenance, of the demised premises' heating, air-conditioning and ventilating system which shall be performed by (i) the contractor who originally installed said system; or (ii) such other contractor who has been pre-approved in writing by Lessor. Upon completion of said bi-annual inspection and service, Lessee shall provide Lessor with written proof of Lessee's compliance with the terms of this section. Lessee is responsible for the replacement and repair of any plate glass and the providing of janitorial services for the interior of the demised premises.

                                 SECTION FIFTEEN
                                    UTILITIES

Lessee shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service and other similar charges incurred by Lessee with respect to and during its occupancy of the demised premises.

                                 SECTION SIXTEEN
                                      TAXES

Lessee shall pay before delinquency all taxes levied or assessed on Lessee's fixtures, equipment and personal property in and on the demised premises, whether or not affixed to the real property.

If at any time after any tax or assessment has become due or payable, Lessor or its legal representative neglects to pay such tax or assessment, Lessor shall be entitled to pay the same at any time thereafter and such amount so paid by Lessor shall be deemed to be additional rent for the leased premises, due and payable by Lessee.

Lessor shall initially pay all general real estate taxes and special assessments levied and/or assessed against the lot and building in which the demised premises is situated, the parking areas and landscaped areas associated with that building and the entire commercial center during the term of this Lease, subject, however, to Lessee's reimbursement of said charges as is provided in Section Four of this Lease.

                                SECTION SEVENTEEN
                                    INSURANCE

A. Insurance Companies. All policies of insurance to be kept and maintained in force by the respective parties hereto shall be obtained from good and solvent insurance companies reasonably satisfactory to Lessor with Lessor named as an additional insured party under the liability insurance. Lessee shall annually provide Lessor, on the anniversary date of this Lease, with a certificate naming Lessor as said additional insured party.

B. Lessee to Obtain Liability Insurance. Lessee shall, at its own expense, at all times during the term of this Lease, maintain in force a policy or policies of insurance, written by one or more responsible insurance carriers which will insure Lessor and Lessee against liability for injury to or death of persons or loss of damage to property occurring in or about the demised premises. The liability under such insurance shall not be less than One Million Dollars ($1,000,000) for any one person killed or injured, One Million Dollars ($1,000,000) for any one accident, and Five Hundred Thousand Dollars ($500,000) property damage.

C. Lessee to Obtain Fire Insurance on Its Fixtures and Equipment. Lessee shall maintain in force, at all times, during the term of this Lease, on all of its fixtures and equipment in the demised premises, such policies as it deems adequate for the repair and replacement thereof.

D. Lessor to Obtain Fire Insurance on Premises. Lessor shall maintain in force and shall pay for, at all times during the term of this Lease, policies of casualty insurance in such amounts as shall be determined solely by Lessor.

E. Lessee's Waiver of Lessor's Casualty Insurance Proceeds. In the event the demised premises shall be damaged or destroyed by fire, or other casualty so insured against, Lessee shall claim no interest in any insurance settlement arising out of any such loss and shall execute any and all documents required by Lessor or the insurance company or companies that may be necessary for use in connection with settlement of any such loss by Lessor.

                                SECTION EIGHTEEN
                    TRANSFER OR PLEDGE OF LEASEHOLD INTEREST

Lessee shall not assign this Lease or any interest therein, or sublet the demised premises or any part thereof, or license the use of any portion of the demised premises or business conducted thereon or therein, or encumber or hypothecate this Lease, without first obtaining the written consent of Lessor, which consent will not be unreasonably withheld, conditioned or delayed. Any assignment, subletting, licensing, encumbering or hypothecating of this Lease without such prior written consent shall, at the option of Lessor, immediately terminate this Lease. Notwithstanding the foregoing, the parties agree (i) Lessee may assign this Lease or sublet the demised premises to any affiliate of Lessee which has substantially common ownership as Lessee ("Affiliate") without Lessor's written consent; and (ii) in the event Lessee assigns this Lease or sublets the demised premises to an Affiliate any profit derived by Lessee from said assignment or sublet shall inure to the benefit of Lessee.

                                SECTION NINETEEN
                             SURRENDER OF PREMISES

Lessee shall, at the termination of this Lease, vacate the demised premises in as good condition as it was at the time of entry thereon by Lessee, except for reasonable use and wear thereof, acts of God, or damage by casualty beyond the control of Lessee, and on vacating shall leave the demised premises free and clear of all rubbish and debris.

                                 SECTION TWENTY
                            INDEMNIFICATION OF LESSOR

A. Liens and Encumbrances. Lessor and Lessee respectively (respectively, the "Indemnifying Party") shall indemnify the other and the premises herein demised and all improvements placed thereon against all claims, liens, claims of lien, demands, charges, encumbrances or litigation arising directly or indirectly out of or by reason of any work or activity of the Indemnifying Party on the demised premises, and shall forthwith and within fifteen (15) days after the filing of any lien for record fully pay and satisfy the same, and shall reimburse the other party for all loss, damage and expense, including reasonable attorneys' fees, which it may suffer or be put to by reason of any such claims of lien, demands, charges, encumbrances or litigation.

     In the event the Indemnifying Party shall fail to pay and fully discharge any claim, lien, claims of lien, demand, charge, encumbrance or litigation, or should proceedings be instituted for the foreclosure of any lien or encumbrance, the other party shall have the right, at its option, at any time after the expiration of such fifteen (15) day period, to pay the same or any portion thereof, with or without the costs and expenses claimed by such claimant, and in making such payment the other party shall be the sole judge of the legality thereof. All amounts so paid by the other party shall be repaid by the Indemnifying Party to the other party on demand, together with interest thereon at the rate of eighteen percent (18%) per annum, from the date of payment by the other party until repayment is fully made.

B. Personal Injuries, Violation of Law. Excluding intentional or negligent acts of Lessor, Lessee shall indemnify Lessor and its members against any cost, liability or expense arising out of any claims of any person or persons whatsoever by reason of the use or misuse of the demised premises, parking area or common facilities by Lessor or any person or persons holding under Lessee, and shall indemnify Lessor against any penalty, damage or charge incurred or imposed by reason of any violation of law or ordinance by Lessee or any person or persons holding under Lessee, against any costs, damage or expense arising out of the death of or injury to any person or persons holding under Lessee, against any costs, damage or expense arising out of the death or injury to any person or persons holding under Lessee.

                               SECTION TWENTY-ONE
                             SUBORDINATION OF LEASE

Upon receipt of a reasonably acceptable non-disturbance agreement, Lessee shall execute any instrument permitting mortgages or deeds of trust to be placed on the lot and building in which the demised premises is located or any part thereof as security for any indebtedness, and subordinate this Lease to such mortgages or trust deeds, if required to do so by the secured party.

Lessee shall have the right to make payment of any defaults under any mortgage, trust deeds or liens of record on the demised premises, and to receive reimbursement for such payment by deduction and credit from and against rentals becoming due hereunder.

                               SECTION TWENTY-TWO
                              ESTOPPEL CERTIFICATE

Lessee agrees to at any time and from time to time, within twenty (20) days after Lessee's receipt of Lessor's written request, to execute, acknowledge and deliver without charge to Lessor a written instrument, certifying the commencement date of the term of this Lease, that Lessee has accepted possession of the demised premises and is open for business, that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the dates to which base rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may or should have knowledge, and certifying such other matters as may be reasonably requested by Lessor ("Estoppel Certificate").

Lessee's failure to deliver an Estoppel Certificate to Lessor within twenty (20) days after Lessor's written request therefor, shall, at the option of Lessor, be conclusive upon Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor; (ii) that there are no uncured defaults in Lessor's performance; and (iii) that no more than one (1) month's rent has been paid in advance.

                              SECTION TWENTY-THREE
                          LESSOR'S RIGHT OF INSPECTION

Upon notice, except in the case of emergencies, Lessor shall have access to the demised premises, and each part thereof, during Lessee's regular business hours and at any time thereafter for the purpose of inspecting the same, making repairs and posting notices which Lessor may deem to be for the protection of Lessor or the demised property.


                               SECTION TWENTY-FOUR
                            DEFAULT AND LATE CHARGES

A. Lessor's Right to Repossess, Operate or Relet. If the rental reserved by this Lease or other charges to be paid hereunder by Lessee, or any part thereof, are not paid when due and shall remain unpaid for a period of ten
     (10) days after notice thereof in writing, or if Lessee shall fail to promptly perform any other covenant, condition, or provision by it to be performed hereunder and such failure shall continue for a period of ten
     (10) days after receipt of notice in writing specifying the nature of such failure, or if Lessee abandons the demised premises and ceases to pay rent, then, and in any such event, Lessee shall be deemed to be in default and Lessor, without further notice, may at its option re-enter and take possession of the demised premises, including all improvements thereon and fixtures and equipment owned or leased by Lessee and located at, in or about the same, and take, operate or relet the same in whole or in part for the account of Lessee at such rental and on such agreement and conditions and to such tenant or tenants as Lessor in good faith may deem proper for a term not exceeding the unexpired period of the full term of this Lease. lessor shall receive all proceeds and rent accruing from such operation or reletting of the demised premises or fixtures and equipment and shall apply the same first to the payment of all costs and expenses incurred by Lessor in obtaining possession and in the operation of reletting of the demised premises or fixture and equipment, including reasonable attorneys' fees, commissions, and collection fees, and any alterations or repairs reasonably necessary to enable Lessor to operate or relet the demised premises or fixtures and equipment and to the payment of all such amounts as may be due or become payable under the provisions of this Lease, and the balance remaining, if any, at the expiration of the full term of this Lease or on the sooner termination thereof by written notice of termination given by Lessor to Lessee shall be paid over to Lessee. Upon three (3) days' notice to Lessee, Lessor may dispose of any personal property of Lessee located at the demised premises at the time of any default without incurring any liability for such a disposition. Notwithstanding anything contained herein to the contrary, it is understood and agreed that in the event Lessee's default hereunder cannot be completely cured within said ten (10) day period but Lessee has diligently commenced curing the subject default, Lessee may with reasonable diligence and in good faith proceed to remedy or cure the subject default.

B. Late Charges. If the rental reserved by this Lease or other charges to be paid hereunder by Lessee, or any part thereof, are not paid when due, late charges in the amount of five percent (5%) of the basic monthly rent shall be due on the fifth (5th) day after written notice is received by Lessee for each ten (10) day period, commencing the first day of the applicable month, that the rental or other charges, or any part thereof, remain unpaid.

C. Repossession of Reletting Not a Termination, Lessor's Right to Terminate Not Forfeited. No re-entry, repossession, operation or reletting of the demised premises or of fixtures and equipment shall be construed as an election by Lessor to terminate this Lease unless a written notice of such intention is given by Lessor to Lessee, and notwithstanding any such operation or reletting without terminating this Lease, Lessor may at any time thereafter elect to terminate this Lease in the event at such time Lessee remains at default hereunder.

D. Lessee's Obligation to Pay Deficiencies. In the event the proceeds or rentals received by Lessor under the provisions of this section are in sufficient to pay all costs and expenses and all amounts due and becoming due hereunder, Lessee shall pay to Lessor on demand such deficiency as may from time to time occur or exist.

E. Lessor's Right to Perform Lessee's Duties at Lessee's Cost. Notwithstanding any provision as to notice contained in this Lease, if in the judgment of Lessor the continuance of any material default by Lessee, other than for the payment of money, for the full period of the notice otherwise provided for will jeopardize the premises or the rights of Lessor, Lessor may, without notice, elect to perform those acts in respect of which Lessee is in material default, at the expense of Lessee, and Lessee shall thereupon reimburse Lessor, with interest at the rate of eighteen percent (18%) per annum, on five (5) days notice by Lessor to Lessee.

F. Lessor's Right to Terminate Lease. In the event of Lessee's material default as stated herein, Lessor may, at its opinion, on five (5) days notice, terminate this Lease and any and all interest of Lessee hereunder, and may thereupon immediately re-enter and take possession of the demised premises.

G. Lessor's Right on Termination to Recover Amount Equal to Rent Reserved. If this Lease is terminated by Lessor by reason of any material default by Lessee, Lessor shall be entitled to recover from Lessee, at the time of such termination, the excess, if any, of the amount of rent reserved in this Lease for the balance of the term thereof over the then reasonable rental value of the premises for the same period. It is agreed that the "reasonable rental value" shall be the amount of rental which Lessor can obtain as rent for the remaining balance of the term.

H. Lessor's and Lessee's Remedies Cumulative. Each and all of the remedies given to Lessor and Lessee in this Lease or by law shall be cumulative, and the exercise of one right or remedy by either party shall not impair that party's right to exercise any other right or remedy it may possess.

I. Lessee's Waiver of Claims Against Lessor. Lessee hereby waives all claim or demand for damages that may be caused by Lessor in lawfully and rightfully re-entering and taking possession of the demised premises as hereinabove provided, and all claim or demand for damages which may result from the destruction of or damage to the demised premises and all claim or demand for damages or loss of property belonging to Lessee as may be in or on the premises at the time of such re-entry, assuming Lessor has used reasonable care when re-entering and taking possession of the demised premises.

J. Limitation of Notice Period by Governmental Order. Notwithstanding any provision as to notice in this section, if Lessee is required to comply with any governmental regulation or order within a period less than that to which Lessee would otherwise be entitled to notice, Lessee shall not be entitled to notice beyond the period within which such compliance may be required by such regulation or order.

                               SECTION TWENTY-FIVE
                             EXPENSES OF ENFORCEMENT

Should Lessor or Lessee incur any expenses in enforcing any provision of this Lease the defaulting party shall pay to the non-defaulting party all expenses so incurred, including reasonable attorneys' fees and court costs.

                               SECTION TWENTY-SIX
                              EFFECT OF BANKRUPTCY

If at any time during the term of this Lease there shall be filed by or against Lessee in any court, pursuant to any statute either of the United States or any state, petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if Lessee makes an assignment for the benefit of creditors, Lessee shall have breached this Lease, and this Lease, at the option of Lessor exercised after expiration of the period provided below, may be cancelled and terminated, provided such petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee shall continue for a period of ten (10) days. In such event neither Lessee, nor any person claiming through or under Lessee by virtue of any statute or of any court, shall be entitled to possession or to remain in possession of the demised premises, but shall forthwith quit and surrender the premises.


                              SECTION TWENTY-SEVEN
                                 EMINENT DOMAIN

A. Over Certain Percentage Taken. In the event twenty-five percent (25%) or more of the area of the demised premises shall be taken for a public or quasi-public use this Lease shall terminate as of the date of the actual physical taking, and the parties shall thereupon be released from any and all further liability hereunder.

B. Less Than a Certain Percentage Taken. In the event of a partial taking of less than twenty-five (25%) of the area of the demised premises, Lessor shall, with reasonable diligence, proceed at its own expense to reconstruct or repair the demised premises and place the same in a tenantable condition within ninety (90) days after the date of the actual physical taking, provided, however, that if fifty percent (50%) or more of the area of the commercial center as a whole is taken, Lessor alternatively may elect to terminate this Lease notwithstanding that less than twenty-five percent (25%) of the area of the demised premises were taken. In the event of such termination the parties hereto shall be released from any and all further liability under this Lease.

C. Abatement of Rent. During any reconstruction or repairing as hereinabove provided, Lessee shall be required to pay only that proportion of the fixed minimum monthly rental herein reserved as the area of the demised premises remaining in a tenantable condition during such reconstruction or repairing bears to the entire area herein leased. On completion of such reconstruction or repairing, the fixed minimum monthly rental herein reserved shall be adjusted in the proportion that the reconstructed demised premises bear to the original demised premises, and thereafter Lessee shall be required to pay such adjusted fixed minimum monthly rental in accordance with the provisions of this Lease.

     There shall be no abatement of any rental due until such time as there shall be an actual physical possession of that portion of the demised premises taken, and in no event shall there be any change made in the method of computing the percentage rental, and there shall be no reduction of percentage rental.

D. Right to Condemnation Award. Any award made in any condemnation proceeding for the taking of any part or all of the demised premises shall be the sole property of and be paid to Lessor.

                              SECTION TWENTY-EIGHT
                                 QUITE ENJOYMENT

Lessor hereby covenants and warrants that, subject to any trust deeds or mortgages now of record or hereafter on record, it is the owner of the demised premises and that Lessee, on payment of rents herein provided for and performance of the provisions hereof on its part to be performed, shall and may peacefully possess and enjoy the demised premises during the term hereof without any interruption or disturbance.

                               SECTION TWENTY-NINE
                                WAIVER OF BREACH

No waiver of any breach or breaches of any provision of this Lease shall be construed to be a waiver of any preceding or succeeding breach of such provisions or of any other provisions hereof.

                                 SECTION THIRTY
                               TIME OF THE ESSENCE

Time is of the essence of each and every provision hereof.

                               SECTION THIRTY-ONE
                          HEADINGS FOR CONVENIENCE ONLY

The heading used herein are for convenience and shall not be resorted to for purposes of interpretation or construction hereof.

                               SECTION THIRTY-TWO
                                    PRONOUNS

Feminine or neuter pronouns shall be substituted for those of masculine form or vice versa, and the plural shall be substituted for the singular number or vice versa in any place or places in which the context may require such substitution or substitutions.

                              SECTION THIRTY-THREE
                           AMENDMENTS TO BE IN WRITING

This Lease may be modified or amended only by a writing duly authorized and executed by both Lessor and Lessee. It may not be amended or modified by oral agreements or understandings between the parties unless the same shall be reduced to writing duly authorized and executed by both Lessor and Lessee.

                               SECTION THIRTY-FOUR
                                  PARTIES BOUND

Each and every provision of this Lease shall bind and shall inure to the benefit of the parties hereto and their legal representatives. The term "legal representatives" is used in this Lease in its broadest possible meaning and includes, in addition to executors and administrators, every person, partnership, corporation or association succeeding to the interest or to any part of the interest in or to this Lease or in or to the leased premises, of either Lessor or Lessee herein, whether such succession results from the act of a party in interest, occurs by operation of law or is the effect of the operation of law together with the act of such party. Each and every agreement and condition of this Lease by Lessee to be performed shall be binding on all assignees, subtenants, concessionaires, and/or licenses of Lessee; provided however, that this provisions shall not be deemed to supersede the restrictions on assignment, subletting or licensing imposed by Section Eighteen entitled "Transfer or Pledge of Leasehold Interest."

                               SECTION THIRTY-FIVE
                                  HOLDING OVER

No holding over and continuation of any business by Lessee after the expiration of the term hereof shall be considered to be a renewal or extension of this Lease unless written approval of such holding over and a definite agreement to such effect is signed by lessor defining the length of such additional term. Any holding over without the consent of Lessor shall be considered to be a day-to-day tenancy at a rental of one hundred fifty percent (150%) of the fixed minimum monthly rental provided herein, computed on the basis of a thirty (30) day month.

                               SECTION THIRTY-SIX
                                     NOTICES

All notices or demands of any kind which Lessor may be required or may desire to serve on Lessee under the terms of this Lease shall be served on Lessee by mailing a copy thereof by registered or certified mail, postage prepaid, addressed to Lessee at: Suite 1000, 6707 Democracy Boulevard, Bethesda, Maryland 20817, Attention: General Counsel, or at such other address or addresses as may from time to time be designated by lessee in writing to Lessor. Service may be deemed complete upon receipt. All notices and demands from Lessee to Lessor may be similarly served on Lessor at 1909 Fox Drive, Champaign, Illinois 61820, or at such other address as Lessor may in writing designate to Lessee.

                              SECTION THIRTY-SEVEN
                               STRICT CONSTRUCTION

The language used in this Lease shall be deemed to be the language approved by all parties to this Lease to express their mutual intent, and no rule of strict construction shall be applied against any party.

                              SECTION THIRTY-EIGHT
                           DELAY IN LEASE COMMENCEMENT

In the event the commencement date of this Lease, as determined in accordance with the provisions of Section Five of this Lease, is after January 31, 1997, Lessor agrees to credit Lessee against Lessee's future payment of base rent hereunder the sum of Five Hundred Eighty-Six and 11/100 Dollars ($586.11) per day for each day the actual commencement date of this Lease is delayed after said January 31, 1997, date.

                               SECTION THIRTY-NINE
                                EXPANSION OPTION

                                   [Deleted]

                                  SECTION FORTY

                                   COMMISSION

Lessor and Lessee each warrant to the other that no real estate broker or agent has been used or consulted in connection with this Lease.

                                SECTION FORTY-ONE
                                    CONSENTS

At any time Lessor's or Lessee's approval hereunder is required, such approval shall not be unreasonably withheld, conditioned or delayed.

                                SECTION FORTY-TWO
                               HAZARDOUS MATERIALS

A. During the term of the lease, Lessor and Lessee shall fully comply with any laws or rules and regulations promulgated thereunder relating to the demised premises, including, but not limited to, Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Resources Conservation and Recovery Act, 42 U.S.C. Sections 9601, et seq.; the National Environmental Policy Act, 42 U.S.C. Sections 4231, et seq.; the Refuse Act, 33 U.S.C. Sections 407, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300(f), et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq.; or any federal, state or local law, ordinance and/or regulation promulgated under each of those statutes and any amendments thereto, as well as applicable Department of Transportation regulations relating to environmental matters (collectively "Environmental Laws"). Lessee shall notify Lessor immediately if Lessee receives any notice of non-compliance with any law or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above. Lessor shall notify Lessee immediately if Lessor receives any notice of non-compliance with any laws or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above.

     Lessee shall not cause or permit Lessee's business in the demised premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process hazardous substances, or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations. Lessor and Lessee shall each notify the other immediately if either learns of any non-compliance or of any facts (such as the existence of any release or threat of release of hazardous substances at, on, from or beneath the surface of the demised premises) which could rise to a claim of non-compliance with such laws or rules and regulations promulgated thereunder.

B. During the term of the lease, Lessee shall obtain, shall fully comply with, and shall maintain in full force and effect all governmental licenses, permits, registrations and approvals (federal, state, local, county and foreign) necessary to conduct its business including, but not limited to, those required by the statutes enumerated above in paragraph A.

     Lessee warrants and represents that if during the term of the lease any violations are recorded or any notices are received with respect to any of such licenses, permits, registrations and approvals or if a proceeding is commenced or threatened to revoke or limit any of them, Lessee shall notify Lessor immediately.

C. Lessor is, to the best of its knowledge, as of the date of the execution of this Lease, not aware of the presence of any materials on the demised premises which may require remedial action under any applicable Environmental Laws or may pose a threat to human health or the environment.

     Lessor shall protect, defend, indemnify and hold harmless Lessee from and against any and all liability, lawsuits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation reasonable attorney fees, consultant's fees and clean-up costs, resulting from the generation, storage, treatment, handling, transportation, disposal or release, of any materials on the demised premises caused by Lessor, its agents, employees, officers, or directors acts or omissions in violation of any applicable Environmental Laws. The obligations of this paragraph shall survive the expiration or termination of this Lease.

     Lessee shall protect, defend, indemnify and hold harmless Lessor from and against any and all liability, law suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation reasonable attorney fees, consultant's fees, and clean-up costs, resulting from the generation, storage, treatment, handling, transportation, disposal or release of any materials on the demised premises caused by Lessee, its agents, employees, officers, or directors acts or omissions in violation of any applicable Environmental Laws. The obligations of this paragraph shall survive the expiration or termination of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease at Champaign, Illinois, the day and year first above written.

LESSOR:                                         LESSEE:

PAR 3 DEVELOPMENT, L.L.C.                       CSC INTELICOM, INC.
An Illinois Limited Liability Company           A Delaware Corporation

By:    FOX DEVELOPMENT CORPORATION
       An Illinois Corporation
       Is Managing member

By:    /s/ Melinda J. Parker                        By: /s/ Donald G. DeBuck
       ----------------------------                 ----------------------------
       MELINDA J. PARKER                            DONALD G. DEBUCK
       Its President                                Its Vice President
                                                    Finance and Administration

                                     OUTLINE

                             BUILDING SPECIFICATIONS

                                       for

                            PAR 3 DEVELOPMENT, L.L.C.

                                       for

                                  CSC INTELICOM

                               CHAMPAIGN, ILLINOIS

                                 AUGUST 19, 1996
                             REVISED AUGUST 29, 1996


1.   GENERAL

     1.1  Summary of Work

          1.1.1 The Scope of Work anticipated includes design and construction of a building as described within this Project Description, and to be located on Lot #7, Par 3 property, 2101 Fox Drive, Champaign, Illinois.

          1.1.2     The building will comprise approximately 20,400 sq. ft.

     1.2  Building Features

          1.2.1 The building will be one story, with structural steel framed roof and brick veneer masonry exterior bearing walls.

          1.2.2     The building will feature ribbon windows on the exterior.

     1.3  Drawings & Specifications

          1.3.1 Complete "Working Drawings and Specifications" will be prepared from the preliminary design documents and will be furnished to the Owner.

          1.3.2 The Working drawings and specifications will be prepared in accordance with our best knowledge and interpretation of the codes and regulations of all governing bodies. Working drawings will bear the seal of Licensed Architects and Engineers of the State of Illinois.

     1.4  Design

          1.4.1 Preliminary engineering for foundation, concrete slabs and exterior pavement work is based on an assumed soil bearing capacity of 2000 PSF.

          1.4.2 All structural design shall be in accordance with BOCA Code requirements unless noted otherwise.

          1.4.3 All concrete work is to be completed in accordance with the applicable standards of the American Concrete Institute
                    (ACI).

          1.4.4 Structural steel beams, columns, and lintels will be designed in accordance with the Steel Construction Manual of the American Institute of Steel Construction specifications for the design of hot-formed structural members.

          1.4.5 The bar joist framing will be designed in accordance with the requirements and guidelines of the Steel Joint Institute.

          1.4.6 Asphalt work is to conform to applicable requirements as established by the Illinois Department of Transportation
                    (IDOT).

     1.5  Definitions and terms

          1.5.1 Where the word "Owner" appears it shall mean Par 3 Development, L.L.C.

          1.5.2 Where the work "Architect" appears, it shall mean Russell A. Dankert & Associates.

          1.5.3 Where the work "Contractor" appears it shall mean Dodds Company and/or an associate subcontractor.

2.   SITEWORK

     2.1  Earthwork

          2.1.1 All trees, stumps, and brush that interfere with construction are to be removed and properly disposed of off-site. Selected trees are to tagged and protected in accordance with Client and Contractor directives prior to commencement of site clearing operation.

          2.1.2 Topsoil which is stripped to accommodate new construction will be retained on site for use in landscaping or for construction of earth berms.

          2.1.3 All debris will be removed from site and properly disposed of.

          2.1.4 Site areas which are to be occupied by the building or surface improvements will be rough and fine graded as necessary to meet engineered elevations and grades and to provide for proper drainage.

          2.1.5 All cutting, filling and rough grading is to be completed to proper subgrade elevations for finish floor, pavement and landscaped areas.

          2.1.6 The site is anticipated to consist of suitable soils that permit the site to be cut, filled and balanced without a need to import additional fill. Should additional costs be incurred, they shall not be borne by tenant.

          2.1.7 Site areas which are to be occupied by the new building or pavement will be proof-rolled to compact the existing sub-base to 95% maximum density.

          2.1.8 A minimum of 2" compacted granular material will be provided under all concrete slabs on grade and will consist of approved material as excavated from sources on-site or obtained from approved off-site sources.

          2.1.9     Fill material will be compacted to 95% maximum density.

          2.1.10    (1) masonry dumpster enclosure.

     2.2  Storm Drainage

          2.2.1 Storm water runoff from the roof will be received by perimeter gutters and downspouts and/or internal roof sumps. All downspouts will be connected to the site storm drainage system.

          2.2.2 Paved and landscaped areas will be contoured and sloped to permit an engineered rate of storm water runoff.

     2.3  Sanitary Sewer

          2.3.1 A sanitary sewer system will be completed to accommodate the domestic plumbing needs of the facility.

          2.3.2 Sanitary drainage piping will be extended from the building to the public sanitary sewer.

          2.3.3 Sanitary sewer piping inside of the building shall be PVC and/or cast iron.

          2.3.4 The proposal provides a 4" sanitary entering the building underground near the office toilet room area. It assumes underground sanitary capacity is available for the sewer system. Should additional costs be incurred, they shall not be borne by tenant.

     2.4  Water main

          2.4.1 Water main work will be completed to satisfy the domestic, process and fire protection related needs of the facility.

          2.4.2 A water main is to be extended on site and into the building from an existing municipal main.

     2.5  Natural Gas

          2.5.1 Service is anticipated to be extended from an existing lead. Should additional costs be incurred, they shall not be borne by tenant.

     2.6  Electrical/Telephone Cable Service

          2.6.1 The building electrical service will be 800 A/120-208v/3ph, fed underground from a utility transformer at the corner of the site.

          2.6.2 While it is understood that CSC Intelicom has elected an alternative communication service, the incoming telephone service to the building, the cost of which shall be borne by the landlord, is to be (2)4" PVC underground conduits with pullstring.

          2.6.3 Building electrical service to be secondary, metered by the utility company.

          2.6.4 Cable television shall be provided through 1" conduit to property line.

     2.7  Site concrete

          2.7.1 Site concrete will consist of those items shown on the drawings and as depicted here.

          2.7.2 Sidewalk(s) will be provided as indicated on the drawings and will be 4" thick.

          2.7.3     All sidewalks abutting pacing will have a 5" raised face.

          2.7.4 The concrete mix will be designed to accomplish a strength of 3500 PSI at a 28 day test and will include air entrainment.

          2.7.5 Drive approach area(s) will be completed as shown and will be constructed in accordance with the requirements of the governing agencies having jurisdiction.

          2.7.6 All exterior flat slabs will be steel troweled and then finished with a broom finish.

     2.8  Asphalt Paving and Concrete Drives

          2.8.1 Asphalt paving for on-site traffic and parking areas will be provided as shown on the drawings.

          2.8.2 Car parking areas and drive will consist of 3" asphalt wearing surface on an 8" thick compacted stone.

          2.8.3 Parking areas will be completed with painted striping as shown.

          2.8.4     No asphalt curbs or car bumpers are included.

     2.9  Landscaping

          2.9.1     Landscaping work is included as an allowance of $35,000.

3.   CONCRETE

     3.1  Foundations

          3.1.1 Reinforced concrete foundation work will be completed in accordance with all applicable codes and will accommodate all building live and dead loads.

          3.1.2 Soil bearing pressure at 3'-6" below finish grade is assumed to be of 2000 psf. Should additional costs be incurred, they shall not be borne by tenant.

          3.1.3 Soil is anticipated to be of sufficient cohesiveness to permit soil forming where appropriate. Should additional costs be incurred, they shall not be borne by tenant.

          3.1.4     Concrete strength will be 3000 PSI per drawings at 28 days.

     3.2  Interior Flatwork

          3.2.1 Interior flatwork is included for the completion of all concrete slabs on grade and supported slabs.

          3.2.2 The Office Area floor slab on grade will be 4" thick and reinforced with one (1) layer of 6 x 6 1.4/1.4 EWWM.

          3.2.3     Concrete strength to be 3000 PSI per drawings at 28 days.

          3.2.4 Control joints will be provided as required by American Concrete Institute requirements.

          3.2.5 Perimeter insulation consisting of 2" thick x 24" wide rigid board insulation will be laid flat below floor slabs at all exterior walls.

4    MASONRY

     4.1  Exterior Masonry

          4.1.1 The exterior masonry is to be constructed of 4" thick face brick over required concrete block back-up.

5    METALS

     5.1  Structural Steel

          5.1.1 The structural framing system will consist of suitably sized beams, columns, bar joists and metal deck to accommodate the loading as previously noted.

     5.2  Miscellaneous Metals

          5.2.1 Miscellaneous metal items are to be provided where necessary, including roof screens.

6    WOOD LAMINATES

     6.1  Rough Carpentry and Wood Doors

          6.1.1 Pressure treated wood nailers and blocking materials are to be installed for the membrane roof areas.

     6.2  Millwork and Laminates

          6.2.1 Cabinets, shelving millwork and laminates are to be provided where shown on the drawings or finish schedule, and as described herein., wood doors, etc. will be installed as scheduled.

7    THERMAL AND MOISTURE PROJECTION

     7.1  Roofing

          7.1.1 The roofing system will be single-ply membrane roof ballasted as installed over rigid insulation

          7.1.2 A standard sheet membrane similar or equal to that as manufactured by Goodyear or Firestone or equal - .45 mm thickness.

          7.1.3 Roof insulation will be provided as required for an R value of 20 using one layer insulation. One layer of insulation produces an R value of 20.

          7.1.4 All required cants, saddles, flashings, copings and trims will be provided.

          7.1.5     Roof area walk pads are not included.

          7.1.6 The roof system will include a manufacturer's and roofing contractor's 10-year written warranty.

8    DOORS WINDOWS AND GLASS

     8.1  Hollow Metal

          8.1.1 Hollow metal doors and frames will be provided in all masonry walls.

          8.1.2 All frames will be fabricated of 16 gauge, steel welded jambs and head pieces.

          8.1.3 All steel doors will be of a 3'-0" x 1 3/4" thick unless noted otherwise and are to be constructed of 18 gauge steel.

          8.1.4 All doors are to be complete with hardware sets appropriate for the use of each door as required.

          8.1.5 All exterior doors will be insulated with thresholds and weatherstripping.

          8.1.6 Interior office area doors will be 3'-0" x 7'-0" x 1 3/4" thick, solid core, with factory pre-finished stained/varnished finish.

          8.1.7 All wood doors are to be installed in hollow metal door frames.

          8.1.8 All doors with the exception of those on coat closets, restrooms, interior lobby doors, the break room and the copy/fax room shall be locksets, lever type.

          8.1.9 Entrance doors and frames shall be dark bronze anodized aluminum Glazing of entries shall be safety glazing where required by Code. All non-operable exterior glazing shall be insulated type, tinted. Closers shall be ADA standard.

          8.1.10 Exterior windows shall be dark bronze anodized aluminum thermally broken frames, with 1" thick insulated glass, tinted.

     8.2  Finish Hardware

          8.2.1 Finish hardware is included for hollow metal and wood doors, "D" series.

9    FINISHES

     9.1  Drywall

          9.1.1 Interior partitions throughout shall be constructed of metal studs, at 24" max. o.c., with 5/8" gypsum wallboard each side, full height of walls.

          9.1.2 Where indicated and adjacent to toilet rooms, offices and conference rooms, walls will be sound insulated with R-11 sound batts.

     9.2  Ceilings.

          9.2.1 Acoustic ceilings shall be 24" x 48" acoustic tile, (Second Look type) in standard inverted "T" white grid. Ceiling height will be approximately 9'-0" throughout.

     9.3  Resilient Flooring

          9.3.1 Where scheduled for toilet rooms, break and equipment rooms, floors will receive 1/8" thick commercial grade vinyl composition floor tile.

          9.3.2 All areas to be finished receive 4" high vinyl base at walls.

     9.4  Carpet and Floor Covering

          9.4.1     Carpeted areas as scheduled shall receive:

                    A. Carpet I, private offices, will receive cut pile 42 oz. carpet. J & J Industries Colours Supreme 3838-030 direct glue with top set vinyl vinyl base. Approximately 423 sq. yds

                    B. Carpet II: At perimeter of reception and large conference room. J & J Industries Exclusively Borders 2990-5617, approximately 35 sq. yds.

                    C. Carpet III: At center portions of reception and large conference room, all areas of small conference rooms, open office/work areas, etc., will receive J & J Industries Panorama 2730-5639 direct glue with top set vinyl base. Approximately 1,600 sq. yds.

          9.4.2 Ceramic tile: All restrooms shall receive 1"x1" unglazed tile by Dal-Tile.

     9.5  Painting

          9.5.1 Interior drywall surfaces throughout are to be finished with one (1) application of primer and one (1) finish coat of latex paint, eggshell finish.

          9.5.2 Hollow metal doors and exposed miscellaneous steel items will be finish painted with one (1) coat of semi-gloss alkyd enamel paint over shop applied primer.

          9.5.3 Interior carpentry items that are not factory finished will be finished with one (1) coat of stain and two (2) finish applications of stain finish polyurethane.

          9.5.4 Interior surfaces of exposed structural steel (shop primed, grey) and metal deck (manufacturer grey).

          9.5.5 Wall covering #1. Maharam Tek - Wall Herald 304104-003, approximately 120 lin. Yds. Walls of reception and large conference room.

10.  MISCELLANEOUS SPECIALITIES

     10.1 Toilet Partitions

          10.1.1 Toilet partitions and urinal screens will be provided as shown, or as required by code and, where applicable, will conform to the State's Barrier Free Access requirements.

          10.1.2 Partitions will be floor mounted and overhead braced. Urinal screens will be wall, hung.

          10.1.3 Partition panels will be flush metal type with baked enamel finish.

     10.2 Toilet Accessories

          10.2.1    36" high mirrors are to be provided at each vanity.

          10.2.2 Grab bars are to be provided in each handicap accessible toilet compartment.

          10.2.3 Toilet paper dispensers, two roll style, are to be provided within each toilet compartment.

          10.2.4 All windows (exclusive of aluminum and glass entry frames) shall be fitted with 1" mini-blinds, prefinished aluminum, dark, bronze color.

DIVISIONS 11-14 INTENTIONALLY OMITTED.

15.  MECHANICAL

     15.1 Plumbing

          15.1.1 A complete domestic plumbing system will be installed, and will include the following items:

                      Water closets
                      Wall-hung lavatories with standard self-closing faucets. One (1) floor level mop basin with utility type faucet per space.
                      Stainless steel kitchen sinks for lunch room and copy/coffee room counter tops.
                      Electric water cooler as required by code.
                      Toilet area floor drains as required by code.
                      Domestic, water and sanitary piping systems as specified. Gas piping system as specified.
                      Frost-free hose bibs (4).

          15.1.2 The plumbing work for the entire facility is to conform to the following per drawings:

                    Plumbing fixtures to be similar or equivalent to those as manufactured by Kohler, American Standard or Elger.

                    Floor drains to be similar or equivalent to those as manufactured by Wade, Josam or Zurn.

                    Water cooler(s) to be equivalent to those as manufactured by Oasis, Coroley or Halsey Taylor.

                    Gas piping is to be extended from a utility company supplied meter.

                    Work is to be completed in a neat, workmanlike manner.

                    All services are to be made complete and functional with final connections having been made to existing utilities.

                    Miscellaneous piping and other items of work as might be required to complete the plumbing system will be provided.

                    Sanitary sewer system is to be complete with fixtures as noted underground piping and venting.

                    Two (2) seventeen gallon water heaters.

     15.2 Heating, Ventilating and Air Conditioning

          15.2.1 Design parameters for the Office Area heating, ventilation and air conditioning (HVAC) system are as per specs:

                    Heat to 72 degrees Fahrenheit (F) dry bulb inside when 0 degrees F outside.

                    Cool to 75 degrees F dry bulb inside at 95 degrees F.

          15.2.2 The building HVAC equipment will consist of packaged gas-fired units, either floor or roof mounted. Air conditioning will be DX type with coils, condensers and piping.

                    Refrigerant shall be as approved by IRPA.
                    Controls shall be 7 day programmable for heating and cooling.
                    Equipment and accessories by "Trane" or equal.

          15.2.3 The toilet areas and breakroom will be provided with an exhaust system to conform to local code requirements.

     15.3 Fire Protection.

          15.3.1 Design parameters for the fire protection system are based on the following:

                    A. The office area fire protection system design is based upon use of non-combustible roofing and a light hazard occupancy as specified.

                    B. The entire building area shall be fitted with appropriate heads.

          15.3.2 The fire protection system is designed using the following criteria:

                    A. The municipal water supply (flow and pressure) is adequate and available. Should additional costs be incurred, they shall not be borne by tenant.

                    B. There is no ground storage tank. Should additional costs be incurred, they shall not be borne by tenant.

                    C. The system shall conform to N.F.P.A. criteria, and for the system parameters as noted above.

                    D. Sprinkler heads shall be aligned within industry standards, but will not necessarily be centered in ceiling tiles.

                    E. Plans, specifications and shop drawings shall be supplied to tenant's insurance carrier in a timely fashion. Roof specifications shall be included.

          15.3.3 The equipment and materials for the fire protection system shall consist of the following:

                    A. Provide a wet type automatic spray sprinkler system with distribution piping, sprinkler heads and automatic sprinkler riser(s) as required.

                    B. Provide check valves, fire department connections, flow switch, flow alarms, inspector test connectors as required for a complete operating system, and tie into the building alarm system.

16.  ELECTRICAL

     16.1 Service and Distribution

          16.1.1 The incoming secondary electrical service work will include conduit, panel, switchgear and cable work.

          16.1.2 One (1) 800 AMP, 120/208 volt, three-phase secondary service switchboard will be provided for the tenant, installed and energized.

     16.2 Lighting

          16.2.1    Except as detailed in 16.2.2, 16.2.3, 16.2.4, and 16.2.5
                    below, light fixtures throughout shall be 2x4 lay-in type flourescent, with 1/2" x 1/2" x 1/2" paracube lenses. Fixtures shall be distributed to suit the size of the spaces served.

          16.2.2 Lighting in the toilet rooms and hallways shall be standards 24" x 48" lay-in flourescent fixtures with acrylic lenses.

          16.2.3 Provide and install necessary emergency battery operated (dual lamp) packs for lighting on night light circuits in the Office Area as required.

          16.2.4    Provide L.E.D. exit lighting as required by code.

          16.2.5 Reception area and conference room shall include a total of 12 incandescent fixtures.

     16.3 Convenience Outlets

          16.3.1 Each private office to receive two fourplex convenience outlets, or the number of outlets as shown on the final, approved electric plan, whichever number is greater.

          16.3.2 System furniture will have one junction box per four (4) or five (5) cubicles, with the following configuration:

                    A.   One 20-amp dedicated circuit per junction.

                    B.   Three or four 20-amp circuits per (2) junction boxes.

                    C.   Other duplex outlets will be distributed as needed.

                    D. Telephone/data boxes will be installed in each office, conference room, and break room, with stub-up to above ceiling.

     16.4 Miscellaneous Electrical

          16.4.1 Provide power wiring for HVAC equipment as outlined under mechanical trades per drawings.

          16.4.2    Provide 2.5 lumens for the parking lot.

     16.4 General Notes

          16.5.1 The electrical work as described is further clarified through the following notes:

                    A. All the above provisions include labor and material for a complete electrical installation, done in a neat workmanlike manner.

                    B. This proposal does not include power wiring for the Owner's process equipment, unless outlined in the Project Description.

                    C. ALl electrical work shall conform to the current edition of the National Electrical Code and Local Code where applicable.

                    D. Footcandle figures given are intended to represent approximate average intensities based on the lumen or zonal cavity method of calculation and are based on an open area with no obstructions (machines, equipment, racks, etc.)

                    E. Junction boxes and conduit stubs into ceiling areas are to be provided as previously noted for telephone communication. Telephone incoming cabling, individual telephone sets or wiring of the telephone communications system are to be provided by tenant.

                    F. This proposal excludes utility company related charges for incoming underground electrical service.

                    G. This proposal includes provisions for a security system, with 2 card proximity reader access pads at entrances. These readers will be tied to the system in the adjacent 2109 Fox Drive building.

     16.6 Equipment and Materials

          16.6.1 The incoming service equipment will be selected from the following:

                    A. All materials and installation methods to conform to local utility company standards.

                    B. The electrical switchgear and panels will be similar or equivalent to those as manufactured by Square "D".

                    C. All system furniture will be floor fed through conduits where they are not adjacent to convenient walls or columns.

                    D.   Furnish the following equipment:

                         1.     One microwave.
                         2.     One oven.
                         3.     One refrigerator.
                         4.     One dishwasher.
                         5.     One garbage disposal.

     16.7 Fire Alarm System.

          16.7.1 Contractor shall install an extension of the fire alarm system in the 2109 Fox Drive building, to include the following:

                    A.   One signal module.
                    B.   One signal circuit.
                    C.   A transient line protector.
                    D.   Seven pull stations.
                    E.   Four audio/visual alarms.

17.  CLARIFICATIONS, QUALIFICATIONS AND EXCLUSIONS

     17.1 Clarifications

          17.1.1 The amount to be paid for permits, review fees, inspection fees, tap fees, assessments or other municipal fees is included.

          17.1.2    Quality control and testing fees are included.

     17.2 Qualifications

          17.2.1    Materials will be new.

          17.2.2 Items and work indicated as being furnished or performed by the Owner or tenant are not included in the Cost of the Work. Should additional costs be incurred, they shall not be borne by the tenant.

          17.2.3 The Contractor will obtain the building permit. The amounts to be paid for permits, inspection fees, assessments, tap-in charges or other municipal fees are included in the Cost of the Work. Should additional costs be incurred, they shall not be borne by the tenant.

          17.2.4 The facility will be delivered in a broom-clean condition and all glass will be cleaned.

          17.2.5 Owner will be assisted by the Contractor in obtaining the Certificate of Occupancy from the municipality. Should additional costs be incurred, they shall not be borne by the tenant.

          17.2.6 Should conditions be encountered that differ from the basis of preliminary design and result in a change to the Scope of Work, the Owner will be responsible for any subsequent changes as might be necessary to be made to the Cost of Work. Should additional costs be incurred, they shall not be borne by the tenant.

          17.2.7 Should a governing body require that changes be made to any phase of the working drawings or specifications as they were prepared from preliminary documents, any additional cost for these changes will be paid for by the Owner. Should additional costs be incurred, they shall not be borne by the tenant.

          17.2.8 Building Code conformance for the Scope of Work is anticipated to be governed by Building Officials and Code Administration (BOCA) 1990, the National Electric Code
                    (NEC), and any other agency having jurisdiction.

          17.2.9 The Contractor is to assume responsibility for zoning and regulations governing use of the site and building.

          17.2.10 The tenant will provide and install systems furniture. The contractor shall make final connections from floor junction boxes to the systems furniture.

18.   Other conditions.

     18.1 Owner shall provide upper and lower kitchen cabinets to break room, in addition to supplying hot and cold water, required waste plumbing and electrical power.

     18.2 Contractor shall install a "Knox Box" on the exterior wall as approved by the local authorities.

                                    EXHIBIT C


                                   (Optional)

                                 Change Order No. _____

-------------------------------------------------------------------------------


This Change Order is made this ____ day of ____________________, 19___, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company, and CSC INTELICOM, INC., a Delaware corporation. The parties agree that the following (change, addition, deletion) shall be made to the tenant improvements located in Suite ___ in the building at ______________________, Champaign, Illinois, 61820,








and that the same shall be done for the sum of _________________________ Dollars ($________), to be (added to, deleted from) the original contract price of ____________________Dollars ($__________).


LESSOR:                                          LESSEE:

PAR 3 DEVELOPMENT, L.L.C.                        CSC INTELICOM, INC.
An Illinois Limited Liability Company            A Delaware Corporation

By:    FOX DEVELOPMENT CORPORATION
       An Illinois Corporation
       Its Managing Member


By:    ____________________________              By:_________________________
       MELINDA J. PARKER                              DONALD G. DEBUCK
       Its President                                  Its Vice President
                                                      Finance and Administration